Exhibit 25

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM T-1

                       STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
           OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                  THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

    A National Banking Association                          36-0899825
                                                       (I.R.S. employer
                                                 identification number)

One First National Plaza, Chicago, Illinois            60670-0126
     (Address of principal executive offices)          (Zip Code)

                  The First National Bank of Chicago
                 One First National Plaza, Suite 0286
                    Chicago, Illinois   60670-0286
        Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
       (Name, address and telephone number of agent for service)



                    INDIANA MICHIGAN POWER COMPANY
          (Exact name of obligor as specified in its charter)

     Indiana                                           35-0410455
   (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                identification number)


     One Summit Square
     Fort Wayne, Indiana                               46801
(Address of principal executive offices)               (Zip Code)


                  Junior Subordinated Debentures
                            (TITLE OF INDENTURE SECURITIES)




ITEM 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

           (A)  NAME AND ADDRESS OF EACH EXAMINING OR
           SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C.,
           Federal Deposit Insurance Corporation,
           Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

           (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
           CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

           No such affiliation exists with the trustee.


ITEM 16.   LIST OF EXHIBITS.   List below all exhibits filed as a
           PART OF THIS STATEMENT OF ELIGIBILITY.

           1.A copy of the articles of association of the trustee now in effect.*

           2.A copy of the certificates of authority of the trustee to commence business.*

           3.A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.A copy of the existing by-laws of the trustee.*

           5.Not Applicable.

           6.The consent of the trustee required by
             Section 321(b) of the Act.

           7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.Not Applicable.

           9.Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of February, 1996.


             THE FIRST NATIONAL BANK OF CHICAGO,
             TRUSTEE

             BY  /S/ R. D. MANELLA

                R. D. MANELLA
                VICE PRESIDENT


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                               EXHIBIT 6



                  THE CONSENT OF THE TRUSTEE REQUIRED
                     BY SECTION 321(b) OF THE ACT



                                            February 21, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Indiana Michigan Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                      Very truly yours,

                      THE FIRST NATIONAL BANK OF CHICAGO

                      BY:  /S/ R. D. MANELLA

                           R. D. MANELLA
                           VICE PRESIDENT

                                     EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago   Call Date: 09/30/95
Address:             One First National Plaza, Suite 0460
City, State   Zip:   Chicago, IL   60670-0460

Call Date:  09/30/95          ST-BK:  17-1630 FFIEC 031             Page RC-1
Page RC-1
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                             DOLLAR AMOUNTS IN                    C400      <-
                                                 THOUSANDS          RCFD      BIL MIL THOU
ASSETS
1. Cash and balances due from
   depository institutions
   (from Schedule RC-A):
   a. Noninterest-bearing balances
      and currency and coin(1)...............                        0081      3,444,194    1.a.
   b. Interest-bearing balances(2)...........                        0071      9,033,869    1.b.
2. Securities
   a. Held-to-maturity securities
      (from Schedule RC-B, column A).........                        1754        261,869    2.a.
   b. Available-for-sale securities
      (from Schedule RC-B, column D).........                        1773        542,724    2.b.
3. Federal funds sold and securities
   purchased under agreements to
   resell in domestic offices of the
   bank and its Edge and Agreement
   subsidiaries, and in IBFs:
   a. Federal Funds sold.....................                        0276      3,604,442    3.a.
   b. Securities purchased under
      agreements to resell...................                        0277        772,500    3.b.
4. Loans and lease financing receivables:
   a. Loans and leases, net of
      unearned income (from Schedule RC-C)...RCFD 2122 16,414,211                           4.a.
   b. LESS:
      Allowance for loan and lease losses....RCFD 3123    355,947                           4.b.
   c. LESS:
      Allocated transfer risk reserve........RCFD 3128          0                           4.c.
   d. Loans and leases, net of unearned
      income, allowance, and reserve
      (item 4.a minus 4.b and 4.c)...........                        2125     16,058,264      4.d.
5. Assets held in trading accounts...........                        3545      14,146,146     5.
6. Premises and fixed assets
   (including capitalized leases)............                        2145         597,955     6.
7. Other real estate owned
   (from Schedule RC-M)......................                        2150           10,020    7.
8. Investments in unconsolidated
   subsidiaries and associated
   companies (from Schedule RC-M)............                        2130           40,104    8.
9. Customers' liability to this
   bank on acceptances outstanding...........                        2155         573,623     9.
10.Intangible assets
   (from Schedule RC-M)......................                        2143         105,787    10.
11.Other assets
   (from Schedule RC-F)......................                        2160       1,454,689    11.
12.Total assets
   (sum of items 1 through 11)...............                        2170     50,646,186     12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank: The First National Bank of Chicago
Address:             One First National Plaza, Suite 0460
City, State  Zip:    Chicago, IL  60670-0460

Call Date:  09/30/95 ST-BK:17-1630 FFIEC 031
Page RC-2
FDIC Certificate No. 0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                      DOLLAR AMOUNTS
                                                       IN THOUSANDS                     BIL MIL THOU
LIABILITIES
13.Deposits:
   a. In domestic offices (sum of
      totals of columns A and C
      from Schedule RC-E, part 1)..................                        RCON 2200   14,549,199     13.a.
      (1) Noninterest-bearing(1)...................RCON 6631  5,715,480                               13.a.(1)
      (2) Interest-bearing.........................RCON 6636  8,833,719                               13.a.(2)
   b. In foreign offices, Edge and
      Agreement subsidiaries, and
      IBFs (from Schedule RC-E, part II)                                   RCFN 2200   13,281,870     13.b.
      (1) Noninterest bearing......................RCFN 6631    435,273                               13.b.(1)
      (2) Interest-bearing.........................RCFN 6636 12,846,597                               13.b.(2)
14.Federal funds purchased and securities
   sold under agreements to repurchase in
   domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
   a. Federal funds purchased......................                        RCFD 0278    4,108,510     14.a.
   b. Securities sold under agreements
      to repurchase................................                        RCFD 0279    1,405,589     14.b.
15.a. Demand notes issued to the U.S. Treasury                             RCON 2840       98,343     15.a.
   b. Trading Liabilities..........................                        RCFD 3548    8,276,459     15.b.
16.Other borrowed money:
   a. With original maturity of one year or less...                        RCFD 2332    2,290,279     16.a.
   b. With original maturity of more than one year.                        RCFD 2333      549,433     16.b.
17.Mortgage indebtedness and obligations under
   capitalized leases..............................                        RCFD 2910      280,522     17.
18.Bank's liability on acceptance executed
   and outstanding.................................                        RCFD 2920      573,623     18.
19.Subordinated notes and debentures...............                        RCFD 3200    1,225,000     19.
20.Other liabilities (from Schedule RC-G)..........                        RCFD 2930      907,545     20.
21.Total liabilities (sum of items 13 through 20)..                        RCFD 2948   47,546,372     21.
22.Limited-Life preferred stock and related surplus                        RCFD 3282            0     22.
EQUITY CAPITAL
23.Perpetual preferred stock and related surplus...                        RCFD 3838            0     23.
24.Common stock....................................                        RCFD 3230      200,858     24.
25.Surplus (exclude all surplus related to
   preferred stock)................................                        RCFD 3839    2,317,534     25.
26. a. Undivided profits and capital reserves......                        RCFD 3632      582,210     26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities............                        RCFD 8434         (806)    26.b.
27.Cumulative foreign currency translation
   adjustments.....................................                        RCFD 3284           18     27.
28.Total equity capital (sum of items 23 through 27)                       RCFD 3210    3,099,814     28.
29.Total liabilities, limited-life preferred stock,
   and equity capital (sum of items 21, 22, and 28)                        RCFD 3300   50,646,186     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number
   of the statement below that best describes
   the most comprehensive level of auditing                 Number
   work performed for the bank by independent
   external auditors as of any date during 1993...........RCFD 6724   N/A  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by sate chartering authority)
4 = Directors' examination of the bank performed by other
    external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors 7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work.


_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.